                                                           EXHIBIT 23.5



               CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the prospectus forming a part of this Registration Statement (No. 333-32003) as a person about to become a director of NEXTLINK Communications, Inc.



                                          /s/ Jeffrey S. Raikes
                                          ------------------------------
                                              Jeffrey S. Raikes

Date: September 20, 1997